McGladrey & Pullen
Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Patriot National Bancorp, Inc. on Form S-3 (No. 333-100981) of our report dated March 8, 2006, which appears in the Annual Report on Form 10-KSB of Patriot National Bancorp, Inc. for the year ended December 31, 2005.

/s/ McGladrey & Pullen
New Haven, Connecticut
March 28, 2006

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.